                                                                   EXHIBIT 10.31







                        AGREEMENT AND PLAN OF ARRANGEMENT


                                     Between


                              WORLDWIDE FIBER INC.


                                       and


                      GLOBENET COMMUNICATIONS GROUP LIMITED


                           Dated as of March 11, 2000

                                TABLE OF CONTENTS
                                -----------------


                                                                                                        Page
                                                                                                        ----

                                   ARTICLE I.

                    The Arrangement; Closing; Effective Time

   1.1. The Arrangement...................................................................................1
   1.2. Closing...........................................................................................1
   1.3. Effective Time....................................................................................2

                                   ARTICLE II.

              Memorandum of Association and Bye-Laws of the Company

   2.1. Memorandum of Association.........................................................................2
   2.2. The Bye-Laws......................................................................................2

                                  ARTICLE III.

                      Officers and Directors of the Company

   3.1. Directors.........................................................................................3
   3.2. Officers..........................................................................................3

                                   ARTICLE IV.

      Effect of the Arrangement on Capital Stock; Exchange of Certificates

   4.1. Effect on Capital Stock...........................................................................3
   4.2. Exchange of Certificates for Shares...............................................................4
   4.3. Adjustments to Prevent Dilution...................................................................6

                                   ARTICLE V.

                         Representations and Warranties

   5.1. Representations and Warranties of the Company.....................................................7
   5.2. Representations and Warranties of Parent.........................................................19



                                        i


                                   ARTICLE VI.

                                    Covenants

   6.1. Interim Operations...............................................................................23
   6.2. Acquisition Proposals............................................................................25
   6.3. Information Supplied.............................................................................26
   6.4. Implementation Steps.............................................................................26
   6.5. Filings; Other Actions; Notification.............................................................27
   6.6. Taxation.........................................................................................28
   6.7. Access...........................................................................................29
   6.8. Affiliates.......................................................................................29
   6.9. Stock Exchange Listing and Delisting.............................................................30
   6.10. Publicity.......................................................................................30
   6.11. Benefits........................................................................................30
   6.12. Expenses........................................................................................31
   6.13. Indemnification.................................................................................31
   6.14. Takeover Statute................................................................................32
   6.15. Parent Capital Reorganization...................................................................32
   6.16. Covenants Relating to Tax Free Status of the Arrangement........................................33
   6.17. PFIC and GRA Covenants..........................................................................33
   6.18. System Expansion Requirements...................................................................34

                                  ARTICLE VII.

                                   Conditions

   7.1. Conditions to Each Party's Obligation to Effect the Arrangement..................................35
   7.2. Conditions to Obligations of Parent..............................................................36
   7.3. Conditions to Obligation of the Company..........................................................37

                                  ARTICLE VIII.

                                   Termination

   8.1. Termination by Mutual Consent....................................................................38
   8.2. Termination by Either Parent or the Company......................................................38
   8.3. Termination by the Company.......................................................................38
   8.4. Termination by Parent............................................................................39
   8.5. Effect of Termination and Abandonment............................................................39



                                       ii


                                   ARTICLE IX.

                            Miscellaneous and General

   9.1. Survival.........................................................................................39
   9.2. Modification or Amendment........................................................................40
   9.3. Waiver of Conditions.............................................................................40
   9.4. Counterparts.....................................................................................40
   9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL....................................................40
   9.6. Notices..........................................................................................41
   9.7. Entire Agreement.................................................................................42
   9.8. No Third Party Beneficiaries.....................................................................42
   9.9. Obligations of Parent and of the Company.........................................................42
   9.10. Severability....................................................................................43
   9.11. Interpretation..................................................................................43
   9.12. Assignment......................................................................................43


Exhibits
--------

Form of Company Affiliates Letter..................................................................Exhibit A
Summary of New Parent Capital Stock................................................................Exhibit B
Registration Rights Terms..........................................................................Exhibit C
Company Business Plans.............................................................................Exhibit D
Parent Tax Representation Letter...................................................................Exhibit E
Company Tax Representation Letter..................................................................Exhibit F
Backhaul Requirements..............................................................................Exhibit G

                             Index of Defined Terms


Term                                                                                               Section
----                                                                                               -------

Acquisition Proposal...................................................................................6.2
Affiliates Letter......................................................................................6.8
Arrangement............................................................................................1.3
Arrangement Consideration...........................................................................4.1(a)
Audit Date..........................................................................................5.1(e)
Backhaul Requirements..............................................................................6.18(a)
Bankruptcy and Equity Exception.....................................................................5.1(c)
Bermuda Act............................................................................................1.1
Bermuda Court..........................................................................................1.3
Final Order............................................................................................1.3
Interim Order..........................................................................................6.4
Bermuda Registrar......................................................................................1.3
Bye-Laws...............................................................................................2.2
Canadian ITA...........................................................................................6.6
Capital Reorganization................................................................................6.15
Certificate.........................................................................................4.1(a)
Class A Share.......................................................................................5.1(b)
Class B Share.......................................................................................4.1(a)
Closing................................................................................................1.2
Closing Date...........................................................................................1.2
Code..............................................................................................Recitals
Common Share........................................................................................4.1(a)
Communications Act..................................................................................5.1(i)
Company...........................................................................................Preamble
Company Disclosure Letter..............................................................................5.1
Company FCC Licenses................................................................................5.1(i)
Company Intellectual Property Rights................................................................5.1(p)
Company Labor Agreements............................................................................5.1(m)
Company Option......................................................................................5.1(b)
Company Proxy Statement................................................................................6.3
Company Reports.....................................................................................5.1(e)
Company Requisite Vote..............................................................................5.1(c)
Company Shareholders Meeting...........................................................................6.4
Compensation and Benefit Plans......................................................................5.1(h)
Confidentiality Agreement..............................................................................9.7
Contracts...........................................................................................5.1(d)
Costs..............................................................................................6.13(a)
Credit Agreement....................................................................................5.1(b)
Effective Time.........................................................................................1.3
Environmental Law...................................................................................5.1(k)



                                       iv


ERISA...............................................................................................5.1(h)
Exchange Act........................................................................................5.1(c)
Exchange Agent......................................................................................4.2(a)
Exchange Fund.......................................................................................4.2(a)
Existing Parent Capital Stock.......................................................................5.2(a)
Excluded Share......................................................................................4.1(a)
FCC.................................................................................................5.1(i)
FCC Applications....................................................................................6.5(d)
Form F-1............................................................................................5.2(e)
Funded Benefit Plan.................................................................................5.1(h)
GAAP................................................................................................5.1(e)
Governmental Consents...............................................................................7.1(b)
Governmental Entity.................................................................................5.1(d)
Hazardous Substance.................................................................................5.1(k)
HSR Act................................................................................................7.1
Indemnified Parties................................................................................6.13(a)
Initial Public Offering Price.......................................................................4.1(a)
Laws................................................................................................5.1(i)
Liens...............................................................................................5.1(b)
Material Adverse Effect.............................................................................5.1(a)
Memorandum of Association..............................................................................2.1
New Parent Capital Stock............................................................................5.2(a)
Order...............................................................................................7.1(c)
Parent............................................................................................Preamble
Parent Audit Date...................................................................................5.2(e)
Parent Class A Stock................................................................................4.1(a)
Parent Companies....................................................................................4.1(a)
Parent Disclosure Letter...............................................................................5.2
Parent Material Adverse Effect......................................................................5.2(f)
Parent Reports......................................................................................5.1(e)
Parent Stock Plan...................................................................................5.1(a)
Person..............................................................................................4.2(b)
Representatives........................................................................................6.7
Scheme of Arrangement..................................................................................1.3
SEC.................................................................................................5.1(e)
Securities Act......................................................................................4.1(a)
Security Document...................................................................................5.1(b)
Shares..............................................................................................4.1(a)
Stock Plan..........................................................................................5.1(b)
Subsidiary..........................................................................................5.1(a)
Takeover Statute....................................................................................5.1(j)
Tax.................................................................................................5.1(l)
Tax Return..........................................................................................5.1(l)
Termination Date.......................................................................................8.2



                                       v


Third Party Intellectual Property Rights............................................................5.1(p)
Valuation...........................................................................................5.1(h)
Voting Agreement..................................................................................Recitals
Voting Debt.........................................................................................5.1(b)

                        AGREEMENT AND PLAN OF ARRANGEMENT

                  AGREEMENT AND PLAN OF ARRANGEMENT (hereinafter called this "Agreement"), dated as of March 11, 2000, between GlobeNet Communications Group Limited, a Bermuda company (the "COMPANY"), and Worldwide Fiber Inc., a Canadian corporation ("PARENT").

                                    RECITALS

                  WHEREAS, the respective boards of directors of each of Parent and the Company have approved the Arrangement (as defined herein) and the other transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain shareholders of the Company have entered into a Voting Agreement dated as of the date of this Agreement (the "VOTING AGREEMENT"), pursuant to which such shareholders have agreed, among other things, to vote their common shares and class B restricted voting shares of the Company in favor of the Arrangement;

                  WHEREAS, the Company and Parent intend that the Arrangement qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

                  WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                                   ARTICLE I.

                    The Arrangement; Closing; Effective Time

         1.1. THE ARRANGEMENT. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Parent and the Company shall effect the Arrangement, pursuant to which shares of the Company shall be exchanged for shares of Parent as more fully described herein. The Arrangement shall have the effects specified under Section 99 of the Bermuda Companies Act 1981 ("BERMUDA ACT").

         1.2. CLOSING. The closing of the Arrangement (the "CLOSING") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "CLOSING DATE").

         1.3. EFFECTIVE TIME. As soon as practicable following the Final Order (as such term is defined in the Scheme of Arrangement (as defined below)), the Company and Parent will cause the Final Order to be delivered to the Registrar of Companies in Bermuda (the "BERMUDA REGISTRAR") under Section 99(3) of the Bermuda Act. The Arrangement shall become effective on the Closing Date when the Bermuda Final Order is delivered to the Bermuda Registrar for registration (the "EFFECTIVE TIME").

         As used herein the terms (i) "ARRANGEMENT" means an arrangement under
Section 99 of the Bermuda Act on the terms and subject to the conditions set forth in the Scheme of Arrangement, as the same may be amended (A) in accordance with this Agreement or the Scheme of Arrangement or (B) at the direction of the Bermuda Court (as defined in the Scheme of Arrangement) in the Final Order or
(ii) "SCHEME OF ARRANGEMENT" means the scheme of arrangement in form and substance consistent with this Agreement to be agreed upon by Parent and the Company as the same may be amended at the direction of the Bermuda Court in the Final Order.

                                  ARTICLE II.

                     Memorandum of Association and Bye-Laws
                                 of the Company

         2.1. MEMORANDUM OF ASSOCIATION. The memorandum of association of the Company as in effect immediately prior to the Effective Time shall be the memorandum of association of the Company (the "MEMORANDUM OF ASSOCIATION"), until thereafter amended as provided therein or by applicable law.

         2.2. THE BYE-LAWS. The bye-laws of the Company in effect at the Effective Time shall be the bye-laws of the Company (the "BYE-LAWS"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III.

                             Officers and Directors
                                 of the Company

         3.1. DIRECTORS. The directors of the Company immediately after the Effective Time shall be directors appointed by the chief executive officer of Parent, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Memorandum of Association and the Bye-Laws.

         3.2. OFFICERS. The officers of the Company immediately after the Effective Time shall be officers appointed by the chief executive officer of Parent, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Memorandum of Association and the Bye-Laws.

                                   ARTICLE IV.

                  Effect of the Arrangement on Capital Stock;
                            Exchange of Certificates

         4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Arrangement and without any action on the part of the holder of any shares of the Company:


         (a) ARRANGEMENT CONSIDERATION. (i) Each common share, par value $1.50 per share, of the Company (a "COMMON SHARE") issued and outstanding immediately prior to the Effective Time (other than Common Shares owned by Parent or any direct or indirect subsidiary of Parent (collectively, the "PARENT COMPANIES") or Common Shares that are owned by any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (each, an "EXCLUDED SHARE" and collectively, "EXCLUDED SHARES")) shall be exchanged for that number of Class A Subordinate Voting Shares of Parent ("PARENT CLASS A STOCK") equal to
(i) (x) 323,141,801 (300 million PLUS the Aggregate Strike Price (as defined below)) DIVIDED BY 18,952,099 (the number of Common Shares outstanding, on a fully diluted basis, as of the date of this Agreement) DIVIDED BY (y)) the lesser of (A) 10 billion DIVIDED BY that number of shares of New Parent Capital Stock (other than the Parent Class B Subordinate Voting Shares) to be outstanding immediately following the Initial Public Offering (as defined below) and (B) the Initial Public Offering Price PLUS (ii) (x) 323,141,801 (300 million PLUS the Aggregate Strike Price DIVIDED BY 18,952,099 (the number of Common Shares outstanding, on a fully diluted basis, as of the date of this Agreement)) DIVIDED BY (y) the Initial Public Offering Price (as defined below), stated as a number ((i) and (ii) together the "ARRANGEMENT CONSIDERATION"). The "INITIAL PUBLIC OFFERING PRICE" shall be the price of the first closed sale under a firm commitment underwritten public offering of Parent Class A Stock pursuant to a registration statement on Form F-1 (the "Initial Public Offering") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The "AGGREGATE STRIKE PRICE" shall be the aggregate exercise price for all Company Options (as defined herein) outstanding as of the date of this Agreement. At the Effective Time, all Common Shares (other than Excluded Shares) shall be transferred to, and registered in the name of, Parent and a certificate for all such Common Shares shall be issued and registered in the name of Parent, and each certificate (a "CERTIFICATE") formerly representing any of such Common Shares shall thereafter represent the right of the holders such Common Shares to receive the Parent Class A Stock to which they are entitled pursuant to this Section 4.1.

         (ii) In consideration for the Parent Class A Stock issued pursuant to
Section 4.1(a)(i) (and for no further consideration) each class B restricted voting share, par value $1.50 per share, of the Company (a "CLASS B SHARE" and together 9with the Common Shares, the "SHARES") issued and outstanding immediately prior to the Effective Time shall be transferred to, and registered in the name of, Parent.

         (b) EXCLUDED SHARES. Each Excluded Share shall, by virtue of the Arrangement and without any action on the part of the holder thereof, be transferred to, and registered in the name of, Parent for no consideration.

         (c) FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Class A Stock will be issued. Parent shall round to the nearest whole share, with .50 being rounded downward, the number of shares of Parent Class A Stock that any holder of Shares would be entitled to receive as Arrangement Consideration but for this Section 4.1(c).

         4.2. EXCHANGE OF CERTIFICATES FOR SHARES. (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "EXCHANGE AGENT"), for the benefit of the holders of Shares (other than holders of Excluded Shares), certificates representing the shares of Parent Class A Stock to be issued pursuant to the last sentence of Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss or indemnities in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Class A Stock being hereinafter referred to as the "EXCHANGE FUND").

         (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss to the Certificates shall be issued, only upon delivery of the Certificates (or affidavits of loss or indemnities in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Class A Stock. Subject to Section 4.2(g), upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Class A Stock that such holder is entitled to receive pursuant to this Article IV. Certificates surrendered to the Exchange Agent shall be held by the Exchange Agent for delivery to Parent in a manner to be agreed upon by Parent and the Exchange Agent. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Class A Stock may be issued to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer. If any certificate for shares of Parent Class A Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall provide evidence satisfactory to Parent with respect thereto.

         For the purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING. (i) All shares of Parent Class A Stock to be issued pursuant to the Arrangement shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Class A Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Class A Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued to the holder of the certificates representing whole shares of Parent Class A Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Class A Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Class A Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

         (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent shareholders the number of whole shares of Parent Class A Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

         (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time other than to Parent.

         (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for 180 days after the Effective Time shall be returned to Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for issuance of the Certificates for their shares of Parent Class A Stock upon due surrender of their Certificates (or affidavits of loss or indemnity in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of Parent, the Exchange Agent or any other

Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed or the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, as determined by Parent, the Exchange Agent will issue and deliver in exchange for such lost, stolen or destroyed Certificate the shares of Parent Class A Stock and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c).

         (g) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as determined pursuant to Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.8 hereof.

         4.3. ADJUSTMENTS TO PREVENT DILUTION. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Class A Stock or securities convertible or exchangeable into or exercisable for shares of Parent Class A Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, Arrangement, subdivision, issuer tender or exchange offer, or other similar transaction, the Arrangement Consideration shall be equitably adjusted, PROVIDED, HOWEVER, that all Arrangement Consideration shall be in the form of shares of Parent Class A Stock.

                                   ARTICLE V.

                         Representations and Warranties

         5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company hereby represents and warrants to Parent that as of the date hereof and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date):

         (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates of incorporation, memorandum of association and bye-laws (or other constitutional documents), each as amended to date. The Company's and its Subsidiaries' certificates of incorporation, memorandum of association and bye-laws (or other constitutional documents) so delivered are in full force and effect. The Company has made available to Parent the books and records of the Company and its Subsidiaries. The books and records of the Company and its Subsidiaries accurately reflect in all material respects any transactions entered into by the Company or its Subsidiaries. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business.

         As used in this Agreement, the term (i) "SUBSIDIARY" means, with respect to the Company or Parent, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company and its Subsidiaries taken as a whole.

         (b) CAPITAL STRUCTURE. The authorized shares of the Company consists of 24,000,000 Common Shares, of which 17,043,900 shares were outstanding as of the close of business on March 6, 2000, 100 Class A Restricted Voting Shares, par value $1.50 per share ("CLASS A SHARES"), of which no shares were outstanding as of the close of business on March 6, 2000, and 2,000 Class B Shares, of which 1,000 shares were outstanding as of the close of business on March 6, 2000. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Class A Shares reserved for issuance, except that, as of March 6, 2000, there were 1,908,199 Common Shares reserved for issuance pursuant to the Company's 1998 Share Option and Incentive Plan and the 1997 TeleBermuda International Limited Directors, Executives, Senior Management and Senior Staff Stock Option Plan (the "STOCK PLANS") or otherwise. The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Common Shares (each a "COMPANY OPTION"), including the holder, date of grant, exercise price and number of Common Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance ("LIENS"), except for those liens created pursuant to the Credit Agreement or any Security Document (as such terms are defined below). Except as set forth in Section 5.1(b) of the Company Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter ("VOTING DEBT"). For purposes of this Agreement, (i) "CREDIT AGREEMENT" means that certain Credit Agreement dated as of July 14, 1999, among GlobeNet Communications Holdings Ltd., Toronto Dominion (Texas) Inc., as administrative agent, and certain other parties, as amended; and (ii) "SECURITY DOCUMENT" has the meaning provided in the Credit Agreement.

         (c) CORPORATE AUTHORITY; APPROVAL AND FAIRNESS. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of the Arrangement by a majority in number representing 75% in value of the holders of the outstanding Common Shares and approval of the Scheme of Arrangement by a majority in number representing 75% in value of the holders of the outstanding Class B Shares (the "COMPANY REQUISITE VOTE"), the Arrangement. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

         (ii) The board of directors of the Company has unanimously approved the Arrangement and the other transactions contemplated hereby, other than Mark Pelson who abstained from voting on such matters. It is agreed and understood that such opinion is for the benefit of the Company's Board of Directors and may not be relied on by Parent.

         (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Except as set forth in
Section 5.1(d) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental or regulatory authority, agency, commission, body or other governmental entity ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Arrangement and the other transactions contemplated hereby and thereby.

         (ii) Except as provided in Section 5.1(d)(ii) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Arrangement and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the memorandum of association or bye-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation with a term of six or more months after the date hereof or involving payments of $50,000 or more after the date hereof ("CONTRACTS") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts. Section 5.1(d) of the Company Disclosure Letter sets forth, among other things, a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

         (e) COMPANY REPORTS; FINANCIAL STATEMENTS. The Company has delivered to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1999 (the "AUDIT DATE"), each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof and as amended, the "COMPANY REPORTS"). As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of shareholders' equity, of operations and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, cash flows and shareholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         (f) ABSENCE OF CERTAIN CHANGES. Except as provided in Section 5.1(f) of the Company Disclosure Letter, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses in all material respects, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which management of the Company has knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect other than any change, development or combination of developments which apply generally to the fiber-optic submarine cable business; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any change by the Company in accounting principles, practices or methods; (v) issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares; (vi) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt except for borrowings and repayments in the ordinary course of business; (vii) assigned, mortgaged, pledged or otherwise subjected to any lien, any of its assets, except assignments to any Subsidiary or in the ordinary course of business; (viii) forgiven, canceled, compromised, waived or released any debts, claims or rights, except for debts, claims and rights forgiven, canceled, compromised, waived or released which are immaterial or in the ordinary course of business consistent with past practice; (ix) except in the ordinary course of business, paid any bonus to any director, officer, manager or employee or granted to any director, officer, manager or employee, any other increase in compensation in any form; (x) entered into, adopted or amended any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director or employee; (xi) amended its memorandum of association or bye-laws; (xii) incurred, assumed, guaranteed or otherwise became, directly or indirectly liable with respect to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person) in excess of (A) $100,000 in each case, other than purchase orders and payroll obligations in the ordinary course of business, or (B) except in the ordinary course of business $250,000 in the aggregate at any one time outstanding; (xiii) sold any assets with a value in excess of $100,000 in each case or $250,000 in the aggregate, other than in the ordinary course of business consistent with past practice; or (xiv) instituted, settled or agreed to settle any litigation, action or proceeding before any court or government body, other than in the ordinary course of business consistent with past practice. Since the Audit Date, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)(i)) other than as provided in Section 5.1(f) of the Company Disclosure Letter or increases or amendments in the ordinary course.

         (g) LITIGATION AND LIABILITIES. (i) Except as disclosed in Section 5.1(g) of the Company Disclosure Letter, as of the date of this Agreement there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings ("ACTIONS") pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Affiliates and as of the Effective Time there will not be any civil, criminal or administrative Actions pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Affiliates that are material to the Company. Neither the Company nor any of its Subsidiaries is subject to any settlement or similar agreement with any Governmental Entity, or to any order, judgment, decree, injunction or award of any Governmental Entity that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

         (ii) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (A) as set forth in Section 5.1(g) of the Company Disclosure Letter, (B) as and to the extent disclosed on and adequately reserved against in the balance sheet of the Company as of the Audit Date, which are included in the Company Reports, or (C) for liabilities and obligations that (I) were incurred after December 31, 1999 in the ordinary course of business and are not prohibited by this Agreement and
(II) individually and in the aggregate have not had a Material Adverse Effect and could not reasonably be expected to have or result in a Material Adverse Effect.

         (h) EMPLOYEE BENEFITS.

         (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "COMPENSATION AND BENEFIT PLANS") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

         (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law. None of the Compensation and Benefit Plans is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as set forth in Section 5.1(b)(ii) of the Company Disclosure Letter. Wherever required under applicable law or customary under applicable practice, the Compensation and Benefit Plans are approved by the relevant taxation and other governmental authorities such as to enable the Company, its Subsidiaries and the beneficiaries under the Compensation and Benefits Plans and, in the case of a Funded Benefit Plan (as defined below), the assets held for the purposes of the Compensation and Benefits Plans, to enjoy the most favorable taxation status possible, and, to the knowledge of the officers of the Company, there is no ground on which such approval may be withdrawn or cease to apply. There is no pending or, to the knowledge of the officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans.

         (iii) Neither the Company nor any entity which is considered one employer with the Company under Section 4001 of ERISA has ever maintained or contributed to any employee benefit plan subject to Title IV of ERISA. All payments, deductions from wages, reports, returns and similar documents with respect to the Compensation and Benefit Plan required to be filed with or paid to any governmental authority or Compensation and Benefit Plan or distributed to any Compensation and Benefit Plan participant have duly and timely filed, paid or distributed.

         (iv) Each Compensation and Benefit Plan in or under which assets are set aside in advance relating to the intended or promised benefits, other than a "defined contribution plan" within the meaning of Section 3(34) of ERISA ("FUNDED BENEFIT PLAN") has been valued actuarially in the last three years ("VALUATION"). The last Valuation of each Funded Benefit Plan showed that the Funded Benefit Plan was fully funded on the assumptions and methods adopted for that Valuation. The assumptions and methods used in the last Valuation of each Funded Benefit Plan were in accordance with applicable law and local practice and were reasonable assumptions having regard to the nature and circumstances of the Funded Benefit Plan.

         (v) In relation to a Compensation and Benefit Plan which is a Funded Benefit Plan, all contributions and other payments due from the participating employers and employees have been paid to the Compensation and Benefit Plan and nothing has occurred or become known since the effective date of the Valuation which might reasonably be expected to cause the result of an actuarial valuation carried out at the date of this Agreement, adopting the same actuarial methods and assumptions as were adopted for the purpose of the Valuation, to be materially different from the result of the Valuation.

         (vi) In relation to a Compensation and Benefit Plan that is not a Funded Benefit Plan, the Company or a Subsidiary maintains a book reserve in respect of the Compensation and Benefit Plan to the extent required by applicable law and generally accepted best local accounting practices and in any event sufficient to provide all benefits under such Compensation and Benefit Plan.

         (vii) Except for the Stock Plans and agreements set forth in Section 5.1(h) of the Company Disclosure Letter, the consummation of the Arrangement and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

         (i) COMPLIANCE WITH LAWS; PERMITS. (i) As of the date of this Agreement, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "LAWS") and as of the Effective Time, the businesses of each of the Company and its Subsidiaries will not be conducted in violation of any federal, state, local or foreign Laws except for any violation, which individually or in the aggregate, would not be material to the Company. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the officers of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any Laws, and the Company has not received any notice or communication of any material noncompliance with any Laws that has not been cured as of the date hereof. Except as set forth in
Section 5.1(i) of the Company Disclosure Letter, as of the date of this Agreement, the Company and its Subsidiaries each has all and as of the Effective Time, the Company and its Subsidiaries each will have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as then conducted, except where the failure to have any of the foregoing would not be material to the Company.

         (ii) The Company and each of its Subsidiaries holds, and is qualified and eligible to hold, all material licenses, permits and other authorizations issued by the Federal Communications Commission (the "FCC") to such entity for the operation of their respective businesses, all of which are set forth in
Section 5.1(i) of the Company Disclosure Letter (the "COMPANY FCC LICENSES"). The Company FCC Licenses are valid and in full force and effect and neither the Company nor any of its Subsidiaries is or has been delinquent in payment on or in default under any installment obligation owed to the United States Treasury in connection with the Company FCC Licenses. As used herein, the term "full force and effect" means that (A) the orders issuing the Company FCC Licenses have become effective, (B) no stay of effectiveness of such orders has been issued by the FCC, and (C) the Company FCC Licenses have not been invalidated by any subsequent published FCC action. All material reports and applications required by the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), or required to be filed with the FCC by the Company or any of its Subsidiaries have been filed and are accurate and complete in all material respects. The Company and its Subsidiaries are, and have been, in compliance in all material respects with, and the communications systems operated pursuant to the Company FCC Licenses are and have been operated in compliance in all material respects with, the Communications Act. There is not pending as of the date hereof any application, petition, objection, pleading or proceeding with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of the Company or any of its Subsidiaries which questions the validity of or contests any Company FCC License or which presents a substantial risk that, if accepted or granted, or concluded adversely, could result in (as applicable) the revocation, cancellation, suspension, dismissal, denial or any materially adverse modification of any Company FCC License or imposition of any substantial fine or forfeiture against the Company or any of its Subsidiaries except as set forth in Section 5.1(i) of the Company Disclosure Letter. No fact is known to the Company or its Subsidiaries which if known by a Governmental Entity of competent jurisdiction would present a substantial risk that any Company FCC License could be revoked, cancelled, suspended or materially adversely modified or that any substantial fine or forfeiture could be imposed against the Company or any of its Subsidiaries.

         (iii) Each of the Company and its Subsidiaries has complied with the United States Foreign Corrupt Practices Act and neither of them nor any Person controlled by either of them, nor, to the knowledge of the officers of the Company, any Person acting on behalf of any of the foregoing has directly or indirectly offered or promised to transfer, or transferred or authorized the transfer of, any money or thing of value to any governmental official, political party or party official, or candidate for political office (or any other Person offering all or a portion of such money or thing of value to any such official, party or candidate) in order to cause or induce such person to (A) act or to refrain from acting in his, her or its official capacity (B) use his, her or its influence or (C) assist any such party or any of their affiliates in obtaining or retaining business for or with, or directing business to, any other Person.

         (j) TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "TAKEOVER STATUTE") or any anti-takeover provision in the Company's memorandum of association and bye-laws is, or at the Effective Time will be, applicable to the Company, the Shares, the Arrangement or the other transactions contemplated by this Agreement.

         (k) ENVIRONMENTAL MATTERS. Except as set forth in Section 5.1(k) of the Company Disclosure Letter to the knowledge of the officers of the Company: (i) the Company and its Subsidiaries have complied in all material respects at all times with all applicable Environmental Laws; (ii) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance; (iii) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (vii) none of the properties contain any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls;
(viii) neither the Company nor any Subsidiary has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substance.
(ix) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (x) the Company has delivered to Parent copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to Company or its Subsidiaries or their respective current and former properties or operations.

         As used herein, the term "ENVIRONMENTAL LAW" means any federal, state, local statute, law, regulation, order, decree, permit, authorization, common law or agency requirement, in each case whether domestic or foreign, relating to:
(A) the protection, investigation or restoration of the environment, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

         As used herein, the term "HAZARDOUS SUBSTANCE" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which may be the subject of regulatory action by any Government Entity in connection with any Environmental Law.

         (l) TAXES. Except as set forth in Section 5.1(l) of the Company Disclosure Letter, the Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below), including but not limited to, treaty-based Tax Returns, required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns; (iii) have paid over to the proper Governmental

Entity in a timely manner all material Taxes that the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, to the extent due and payable; and (iv) as of the date of this Agreement, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of the executive officers of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. As of the date of this Agreement, the Company has made available to Parent true and correct copies of all material income, franchise, capital and similar Tax Returns filed by the Company and its Subsidiaries for all taxable years or periods for which the relevant statute of limitations has not expired. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member or an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any tax liability for the Taxes of any person (other than the Company and its Subsidiaries). No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries. No liens for Taxes exist with respect to any of the assets or properties of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP. No Tax is required to be withheld pursuant to Section 116 of the Canadian ITA (as defined herein) or the Laws of any Canadian province or local jurisdiction or any other foreign jurisdictions as a result of the transfer contemplated by this Agreement. To the knowledge of the officers of the Company, neither the Company nor any of its Subsidiaries is as of the date hereof a "controlled foreign corporation" within the meaning of Section 957(a) of the Code. Except as set forth in Section 5.1(l) of the Company Disclosure Letter, none of the Company, any of its Subsidiaries, or Parent will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code (without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future) as a result of the transactions contemplated by this Agreement.

         As used in this Agreement, (i) the term "TAX" (including, with correlative meaning, the terms "TAXES", and "TAXABLE") includes all United States federal, state and local, Canadian federal, provincial and local, and other foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "TAX RETURN" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         (m) LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of officers of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. The Company has previously made available to Parent correct and complete copies of all labor and collective bargaining agreements, Contracts or other agreements or understandings with a labor union or labor organization to which the Company or any of its Subsidiaries is party or by which any of them are otherwise bound (collectively, the "COMPANY LABOR AGREEMENTS"). The consummation of the Arrangement and the other transactions contemplated by this Agreement will not entitle any third party (including any labor union or labor organization) to any payments under any of the Company Labor Agreements.

         (n) INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide customary coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards.

         (o) CONTRACTS. (i) Section 5.1(o) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of all Contracts of the Company and its Subsidiaries. The Company and its Subsidiaries have delivered to Parent complete and correct copies of all written Contracts, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Section 5.1(o) of the Company Disclosure Letter.

         (ii) All Contracts of the Company and its Subsidiaries are legal, valid, binding, in full force and effect and enforceable against the counter-party thereto in accordance with and subject to the terms of the Contracts, subject to the Bankruptcy and Equity Exception. Except as set forth in Section 5.1(o) of the Company Disclosure Letter, there does not exist under any Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of the Company, its Subsidiaries or any Affiliate of either, or, to the knowledge of the Company, any other Person, other than such violations, breaches, events of default, or events or conditions that, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

         (p) INTELLECTUAL PROPERTY. (i) Except as set forth in Section 5.1(p) of the Company Disclosure Letter, the Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally sufficient rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in and material to the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the executive officers of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

         (ii) Except as set forth in Section 5.1(p) of the Company Disclosure
Letter:

                  (A) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, "THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS");

                  (B) as of the date of this Agreement, no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor, trade secrets or computer software owned by the Company or any of its Subsidiaries (collectively, the "COMPANY INTELLECTUAL PROPERTY RIGHTS"); or (II) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the officers of the Company, are threatened by any Person and as of the Effective Time, no claims with respect to (I) or (II) will be pending or, to the knowledge of the officers of the Company threatened by any Person, that if resolved against the Company would be material to the Company; and

                  (C) as of the date of this Agreement, the officers of the Company do not know of any valid grounds for any bona fide claims (I) to the effect that the conduct of the business as currently conducted by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret of any Person; (II) against the use by the Company or any of its Subsidiaries of any Company Intellectual Property Right or Third-Party Intellectual Property Right used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or enforceability of any of the Company Intellectual Property Rights; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries and as of the Effective Time, the officers of the Company do not know of any valid grounds for any bona fide claims with respect to (I), (II) or (III) which if resolved against the Company would be material to the Company.

         (q) BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Arrangement or the other transactions contemplated in this Agreement except, as set forth in
Section 5.1(q) of the Company Disclosure Letter, that the Company has employed TD Securities Inc. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

         5.2. REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "PARENT DISCLOSURE LETTER"), Parent hereby represents and warrants to the Company that:

         (a) CAPITALIZATION OF PARENT. CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of Parent consists of: (i) an unlimited number of shares of Class A Non-Voting Shares, of which 176,713,200 shares were outstanding on the close of business on March 8, 2000; (ii) an unlimited number of Class B Subordinate Voting Shares, of which 41,314,800 shares were outstanding on the close of business on March 8, 2000; (iii) an unlimited number of Class C Multiple Voting Shares, of which 40,920,000 shares were outstanding on the close of business on March 8, 2000; (iv) 100,000,000,000 Series A Non-Voting Preferred Shares, of which 75,475,656 shares were outstanding on the close of business on March 8, 2000; (v) 100,000,000,000 Series B Subordinate Voting Convertible Preferred Shares, of which no shares were outstanding on the close of business on March 8, 2000; and (vi) 45,000,000 Class C Redeemable Preferred Shares, of which no shares were outstanding on the close of business on March 8, 2000 (collectively, items (i) - (vi) are the "EXISTING PARENT CAPITAL STOCK". Subject to Section 6.15, at the Effective Time, the authorized capital stock of Parent will consist of (i) an unlimited number of shares of Parent Class A Voting Stock; (ii) an unlimited number of Parent Class B Subordinate Voting Shares, of which 20,460,000,000 shares will be issued; (iii) an unlimited number of shares of Parent Class C Non-Voting Participating Shares, of which 40,920,000 shares will be issued; (iv) an unlimited number of Class D Multiple Voting Shares; (v) an unlimited number of Class E Non-Voting Shares; and (vi) an unlimited number of Preferred Shares issuable in series of which no shares will be issued and outstanding (collectively, items (i)-(vi) are the "NEW PARENT CAPITAL STOCK").

         All of the outstanding Existing Parent Capital Stock have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in Section 5.2(a) of the Parent Disclosure Letter, Parent has no Existing Parent Capital Stock reserved for issuance, except that, as of March 8, 2000, there were 35,566,504 shares of Existing Parent Capital Stock reserved for issuance pursuant to Parent's 1998 Long Term Incentive and Share Award Plan (the "PARENT STOCK PLAN"). Except as set forth in Section 5.2(a) of the Parent Disclosure Letter, no Person has any rights to require registration by Parent of the Parent Class A Stock and there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

         (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

         (c) CORPORATE AUTHORITY.

         (i) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Arrangement subject to approval of the Capital Reorganization (as defined herein) by the affirmative vote of at least two-thirds of the votes cast by the holders of each class of Existing Parent Capital Stock entitled to vote, voting separately, or by written consent in lieu of such vote of each class of Existing Parent Capital Stock entitled to vote. This Agreement is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         (ii) The Parent Class A Stock, when issued in the Scheme of Arrangement, will be validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The issuance of the Parent Class A Stock to the shareholders of the Company will be exempt from registration under the Securities Act and applicable Bermuda, United Kingdom, Italy and Cayman Islands securities laws and will be exempt from registration and prospectus requirements under applicable Canadian securities laws and registered or exempt from registration under any applicable state securities or "blue sky" laws.

         (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Except as set forth in
Section 5.2(d) of the Parent Disclosure Letter, no notices, reports or other filings are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and the consummation by Parent of the Arrangement and the other transactions contemplated hereby.

         (ii) Except as set forth in Section 5.2(d) of the Parent Disclosure Letter, the execution, delivery and performance of this Agreement by Parent does not, and the consummation by Parent of the Arrangement and the other transactions contemplated hereby (including the Capital Reorganization and the issuance of Parent Class A Stock contemplated by Section 4.1) will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or bye-laws of Parent or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a Lien on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breaches, violations, defaults, accelerations, creations or changes that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect (as defined herein) or prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

         (e) PARENT REPORTS; FINANCIAL STATEMENTS. Parent will deliver to the Company a copy of its Form F-1 Registration Statement (the "FORM F-1"), to be filed the week of March 13, 2000 (the "PARENT AUDIT DATE"), in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. As of its date of filing, the Form F-1 and any registration statement, report, proxy statement or information statement filed with the SEC subsequent to the date hereof (collectively, the "PARENT REPORTS"), will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in the Form F-1 (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income, changes in shareholders equity and cash flows included in the Form F-1 (including any related notes and schedules) fairly presents, or will fairly present, or will fairly present, the results of operations, cash flows and changes in shareholders' equity, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

         (f) ABSENCE OF CERTAIN CHANGES. Since the Audit Date Parent and its Subsidiaries have conducted their respective businesses in all material respects in, and have not engaged in any material transaction other than according to the ordinary and usual course of such businesses and there has not been any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which the officers of Parent has knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect (as defined below) or prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement. "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of Parent and its Subsidiaries taken as a whole.

         (g) LITIGATION AND LIABILITIES. (i) Except as disclosed in Section 5.2(g) of the Parent Disclosure Letter, there are no civil, criminal or administrative Actions pending or, to the knowledge of the officers of Parent, threatened against Parent or any of its Affiliates that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any settlement or similar agreement with any Governmental Entity, or to any order, judgment, decree, injunction or award of any Governmental Entity that, individually or in the aggregate, could reasonably be expected to have or result in a Parent Material Adverse Effect.

         (ii) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (A) as set forth in
Section 5.2(g) of the Parent Disclosure Letter, (B) as and to the extent disclosed on and adequately reserved against in the balance sheet of Parent as of the Audit Date, which are included in the Parent Reports, or (C) for liabilities and obligations that (I) were incurred after Parent Audit Date in the ordinary course of business and are not prohibited by this Agreement and
(II) individually and in the aggregate have not had a Parent Material Adverse Effect and could not reasonably be expected to have or result in a Parent Material Adverse Effect. Since Parent Audit Date there has not occurred or come to exist any Parent Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to become or result in a Parent Material Adverse Effect.

         (h) BROKERS AND FINDERS. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Arrangement or the other transactions contemplated by this Agreement.

         (i) TELECOMMUNICATIONS ACT (CANADA). Upon the consummation by Parent of the Arrangement and the other transactions contemplated by this Agreement (including the issuance of Parent Class A Stock pursuant to Section 4.1), Parent and its Subsidiaries will be in compliance with or will not be required to comply with (a) with the provisions of section 16 of the Telecommunications Act (Canada) and (b) with the provisions of the Canadian Telecommunications Common Carrier Ownership and Control Regulations enacted pursuant to the Telecommunications Act (Canada).

         (j) TAXES. Parent does not expect to be a "passive foreign investment company" for U.S. federal income tax purposes for the 2000 taxable year. Neither Parent nor any "related person" (within the meaning of Treas. Reg. ' 1.368-1(e)(3)) owns directly or indirectly, or has in the last five years owned directly or indirectly, any capital stock of the Company, and neither Parent nor any such related person will acquire any additional capital stock of the Company prior to the Arrangement.

                                   ARTICLE VI.

                                    Covenants

     6.1. INTERIM OPERATIONS. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing or except as otherwise expressly contemplated by this Agreement or except as expressly provided pursuant to a business plan of the Company approved by Parent, which approval shall not be unreasonably withheld; IT BEING UNDERSTOOD that the business plans of the Company attached hereto as Exhibit D have been agreed to by Parent and the Company with respect to the operations of the Company covered thereby):

     (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

     (b) it shall not (i) except as required pursuant to the Credit Agreement or any Security Document, issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its memorandum of association or bye-laws; (iii) split, combine or reclassify its outstanding shares; (iv) declare, set aside or pay any dividend payable in cash, shares or property in respect of any shares other than dividends from its direct or indirect wholly owned Subsidiaries; or (v) except as required pursuant to the Credit Agreement or any Security Document, repurchase, redeem or otherwise acquire, except in connection with the Stock Plan, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares or any securities convertible into or exchangeable or exercisable for any shares;

     (c) except as required pursuant to the Credit Agreement or any Security Document, neither it nor any of its Subsidiaries shall (i) transfer, issue, sell, pledge, mortgage, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans or disclosed in Section 5.1(b)(i) of the Company Disclosure Schedule); (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) make or authorize or commit for any capital expenditures other than in the ordinary and usual course of business or, by any means, make any acquisition of, or investment in, assets or stock of or other interest in, any other Person or entity in excess of $20,000 or which has been approved in writing by Scott Lyons, which approval (which shall not be unreasonably withheld) shall be granted or denied within two business days after a request in writing to make such an acquisition or investment has been delivered to Scott Lyons and Tara Ferris; provided such written request sets forth sufficient information for Scott Lyons to make an informed business decision with respect thereto;

     (d) neither it nor any of its Subsidiaries shall hire any new employee, terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees unless any such action has been approved in writing by Vanessa Wittman, which approval (which shall not be unreasonably withheld) shall be granted or denied within two business days after a request in writing to take any such action has been delivered to Vanessa Wittman and Tara Ferris; provided such written request sets forth sufficient information for Vanessa Wittman to make an informed business decision with respect thereto;

     (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, enter into any Contract involving more than $50,000 in payments or for a term of six or more months or modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims unless any such action has been approved in writing by Scott Lyons, which approval (which shall not be unreasonably withheld) shall be granted or denied within two business days after a request in writing to take such action has been delivered to Scott Lyons and Tara Ferris, provided that such written requests sets forth sufficient information for Scott Lyons to make an informed business decision with respect thereto;

     (f) neither it nor any of its Subsidiaries shall permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business unless any such action has been approved in writing by Paul Townsend, which approval shall be granted or denied within two business days after a request in writing to take any such action has been delivered to Paul Townsend and Tara Ferris; provided such written request sets forth sufficient information for Paul Townsend to make an informed business decision with respect thereto;

     (g) neither it nor any of its Subsidiaries shall settle any material audit, make or change any material Tax election, file any amended Tax Return or take any other action with respect to Taxes that is outside of the ordinary course of business or inconsistent with past practice;

     (h) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

     (i) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     6.2. ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a plan of arrangement, merger, amalgamation, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or 15% or more of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") with regard to an Acquisition Proposal. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisitions Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 6.2 and in the Confidentiality Agreement (as defined in Section 9.7). The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

     6.3. INFORMATION SUPPLIED. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion in the Company Proxy Statement (as defined below) will at the date of mailing to shareholders and at the times of the meeting of shareholders of the Company to be held in connection with the Arrangement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will ensure that the Company Proxy Statement complies with all applicable Laws. The "COMPANY PROXY STATEMENT" shall mean the notice of the special meeting of holders of Shares convened pursuant to an order of the Bermuda Court to be sent to holders of Shares to consider this Agreement and the Arrangement and the accompanying explanatory statement in connection with such meeting, as supplemented or otherwise modified.

     6.4. IMPLEMENTATION STEPS. The Company will take, in accordance with applicable Law and its memorandum of association and bye-laws, all action necessary to (i) apply in a manner acceptable to Parent, under Section 99 of the Bermuda Act for the "INTERIM ORDER" (as defined in the Scheme of Arrangement), and thereafter proceed with and use reasonable best efforts to obtain the Interim Order, (ii) subject to obtaining the Interim Order, convene a meeting of holders of Shares (the "COMPANY SHAREHOLDERS MEETING") as promptly as practicable to consider and vote upon the approval of the Arrangement, (iii) subject to obtaining approval of the Company's shareholders as required by the Bermuda Act, use reasonable best efforts to pursue the application to the Bermuda Court for the Final Order, and (iv) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions contained in this Agreement, send to the Bermuda Registrar, for registration by the Bermuda Registrar, the Final Order of the Bermuda Court and such other documents as may be required in connection therewith under the Bermuda Act to give effect to the Arrangement. The Company's board of directors shall recommend approval of this Agreement and the Arrangement and shall take all lawful action to solicit such approval, it being understood that the Company's board of directors may withdraw such approval if it determines in good faith, after consultation with and based on the advice of its outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the shareholders of the Company, provided that in no event may the Company's board of directors fail to convene the Company Shareholders Meeting.

     6.5. FILINGS; OTHER ACTIONS; NOTIFICATION. (a) The Company shall promptly prepare the Company Proxy Statement. Parent shall use its reasonable best efforts to obtain prior to the Effective Date all necessary U.S. federal securities law, U.S. state securities law or "blue sky" permits and approvals required in connection with the Arrangement and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) Parent and the Company shall use reasonable best efforts to prepare all documents and obtain all orders required from the applicable Canadian securities authorities to permit (i) the issuance of Parent Class A Stock pursuant to the Arrangement in accordance with the applicable Canadian securities laws and the resale thereof without any hold period or requirement that Parent be a "reporting issuer" under applicable Canadian securities laws for any particular period, and (ii) the issuance of the Parent Class A Stock issued from time to time upon the exercise of the Company Options.

     (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Arrangement and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Arrangement or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section
6.5 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Arrangement and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (d) As promptly as practicable after the execution and delivery of this Agreement, Parent and the Company shall prepare all appropriate applications for FCC approval, and such other documents as may be required, with respect to the transfer of control of the Company to Parent (collectively, the "FCC APPLICATIONS"). Not later than the tenth business day following execution and delivery of this Agreement, the Company and Parent will exchange with each other their respective completed portions of the FCC Applications. Not later than the fifteenth business day following the execution and delivery of this Agreement, the Company and Parent shall file, or cause to be filed, the FCC Applications. No party hereto shall knowingly take, or fail to take, any action if the intent or reasonably anticipated consequence of such action or failure to act is, or would be, to cause the FCC not to grant approval of the FCC Applications or delay either such approval or the consummation of the transfer of control of the Company. Parent and the Company shall each pay one-half (1/2) of any FCC fees, if applicable, in connection with the filing or granting of approval of the FCC Applications. Each of Parent and the Company shall bear its own expenses in connection with the preparation and prosecution of the FCC Applications, Parent and the Company shall each use all commercially reasonable efforts to prosecute the FCC Applications in good faith and with due diligence before the FCC and in connection therewith shall take such action or actions as may be necessary or reasonably required in connection with the FCC Applications.

     (e) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Company Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Arrangement and the transactions contemplated by this Agreement.

     (f) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Arrangement and the other transactions contemplated by this Agreement. The Company shall give prompt notice to the Parent of any change that is reasonably likely to result in a Material Adverse Effect.

     6.6. TAXATION. Parent agrees to enter into an election under Section 85 of the Income Tax Act, Canada ("CANADIAN ITA") whereby it would jointly file a Form T2057 or T2058 with any of the Company's shareholders resident in Canada for purposes of the Canadian ITA that so desire at an amount as determined by the particular shareholder, subject to the limitations set out in the Canadian ITA.

     6.7. ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford the Parent's officers, employees, counsel, accountants and other authorized representatives ("REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

     6.8. AFFILIATES. Prior to the date of the Company Shareholders Meeting, Parent shall deliver to the Company a list of names and addresses of those Persons who will be, in the opinion of Parent, as of the time of the Company Shareholders Meeting referred to in Section 6.4, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of preparing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Company Shareholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the date of the Company Shareholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A (the "AFFILIATES LETTER"). The certificates representing Parent Class A Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

     6.9. STOCK EXCHANGE LISTING AND DELISTING. Parent shall use its reasonable best efforts to cause the Parent Class A Stock to be issued in the Arrangement to be approved for listing on the NASDAQ and The Toronto Stock Exchange prior to the Closing Date, subject to official notice of issuance. Parent shall use its reasonable best efforts to cause the Common Shares to be delisted from the Bermuda Stock Exchange as soon as practicable following the Effective Time.

     6.10. PUBLICITY. The initial press release shall be a joint press release and thereafter the Company and Parent shall not, nor shall they permit their respective Affiliates to, issue any press release or otherwise make any public announcement or filing with any Governmental Entity in respect of this Agreement or the transactions contemplated hereby, without the prior approval of the other party, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

     6.11. BENEFITS. (a) STOCK OPTIONS.

     (i) At the Effective Time, each Company Option, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Class A Stock as the holder of such Company Option would have been entitled to receive pursuant to the Arrangement had such holder exercised such option in full immediately prior to the Effective Time (rounded to the nearest whole number, with .50 being rounded downward), at a price per share (rounded to the nearest whole cent with .50 rounded downward) equal to (y) the aggregate exercise price for the Common Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Class A Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

     (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with its terms and, where applicable, the Stock Plan under which it was issued. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Class A Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section.

     (b) EMPLOYEE BENEFITS. Parent agrees to consider all employees of the Company and its Subsidiaries as of the date hereof for continued employment after the Effective Time by Parent or any of its Subsidiaries and Parent will make its employee long term option incentive program available to all employees of the Company and its Subsidiaries who become direct or indirect employees of Parent. Parent shall recognize all prior service of such employees with the Company and its Subsidiaries for purposes of determining eligibility to participate and vesting under any employee benefit plan maintained by Parent, the Company or any of their Subsidiaries after the Effective Time. Parent shall, and shall cause the Company to, honor all employee benefit obligations to current and former employees of the Company and its Subsidiaries under the Compensation and Benefit Plans and all employee severance plans (or policies), employment and severance agreements in existence prior to the date hereof.

     6.12. EXPENSES. Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in
Article IV. Except as otherwise provided in Section 8.5(b), whether or not the Arrangement is consummated, all costs and expenses incurred in connection with this Agreement and the Arrangement and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

     6.13. INDEMNIFICATION. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Bermuda law and its memorandum of association or bye-laws or pursuant to other agreements in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law PROVIDED the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, using reputable counsel, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof, using reputable counsel, and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) Parent shall not be liable for any settlement effected without its prior written consent; and PROVIDED, FURTHER, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Parent may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the Parent shall be responsible hereunder, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any action hereunder as to which the Parent has assumed the defense thereof, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the Parent shall not be obligated hereunder to reimburse the indemnified party of the costs thereof, except as provided in the immediately preceding sentence.

     (c) Parent shall for a period of six years from the Effective Time maintain in effect the Company's current directors' and officers' liability insurance covering all persons who are directors and officers of the Company on the date of this Agreement to the extent such policy provides coverage for events occurring prior to the Effective Time; PROVIDED, HOWEVER, that (i) in no event shall Parent be required to expend in any one year an amount in excess of 150% of the last annual premium paid by the Company prior to the date of this Agreement for such insurance and (ii) Parent may substitute for such Company policy, a policy or policies with at least the same coverage containing terms and conditions which are no less advantageous to the persons who are directors and officers of the Company on the date of this Agreement provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.

     6.14. TAKEOVER STATUTE. If any Takeover Statute is or may become applicable to the Arrangement or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, or by the Arrangement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     6.15. PARENT CAPITAL REORGANIZATION. Prior to the Effective Date, Parent will use its best efforts to have its shareholders approve, either at a meeting, or by consent in writing, a reorganization of its authorized and issued capital stock in the following manner: (i) the issued and unissued Class A Non-Voting Shares will be changed to Parent Class A Stock with 50 votes per share; (ii) the issued Class B Subordinate Voting Shares will be converted or exchanged into Parent Class A Stock and the unissued Class B Subordinate Voting Shares will be cancelled; (iii) the issued Series A Non-Voting Preferred Shares will be converted or exchanged into Parent Class A Stock and the unissued Series A Non-Voting Preferred Shares will be cancelled; (iv) the Class C Redeemable Preferred Shares will be cancelled; (v) each issued Class C Multiple Voting Share will be exchanged for 500 Class B Subordinate Voting Shares and one Class C Non-Voting Participating Share (together, a "UNIT"), and the unissued Class C Multiple Voting Shares will be cancelled; (vi) a class of unlimited Class D Multiple Voting Shares will be created; (vii) a class of unlimited Class E Non-Voting Shares will be created; and (viii) a class of unlimited Preferred Shares issuable in series will be created (collectively, the "CAPITAL REORGANIZATION"); PROVIDED, HOWEVER, that (i) the ratio of the voting power of each Parent Class D Multiple Voting Share to the voting power of each share of Parent Class A Stock shall not be greater than 10:1, (ii) the ratio of the voting power of each Unit to the voting power of each share of Parent Class A Stock shall not be greater than 10:1, and (iii) the ratio of the voting power of each share of Preferred Shares (if any) established prior to the Effective Time to the voting power of each share of Parent Class A Stock shall not be greater than 10:1. The rights, privileges, restrictions and preferences of each class of the New Parent Capital Stock will be in accordance with this Section 6.15 and otherwise in all material respects as set forth in Exhibit B to this Agreement. Notwithstanding the foregoing, Parent may change the capital structure of Parent to provide for changes in the classes of capital stock, so long as such changes would be economically equivalent to the Company and its Shareholders in all material respects and any such new structure shall be deemed the "Capital Reorganization."

     6.16. COVENANTS RELATING TO TAX FREE STATUS OF THE ARRANGEMENT. The parties intend the Arrangement to qualify as a reorganization under Section 368(a) of the Code. Each party will (and will cause its Subsidiaries to) both before and after the Effective Time (i) use all reasonable efforts to cause the Arrangement to so qualify, (ii) refrain from taking any action that would reasonably be expected to cause the Arrangement to fail to so qualify, and (iii) take the position for all purposes that the Arrangement so qualifies. The Company and Parent shall each reasonably cooperate in connection with obtaining the opinions of special counsel described in Section 7.3(c) including, without limitation, providing to special counsel such representations that are reasonably required by special counsel to enable it to render such opinion.

     6.17. PFIC AND GRA COVENANTS. (a) Following the Effective Time, (i) Parent will make a good faith determination whether it constitutes a "passive foreign investment company" for U.S. federal income tax purposes (a "PFIC") for each taxable year ending after the Effective Time and (ii) if Parent so determines that it does constitute a PFIC for any taxable year ending after the Effective Time, Parent shall (1) make a good faith determination as to which of its direct or indirect Subsidiaries constitutes a PFIC for each taxable year for which Parent has determined in good faith that it is a PFIC and for each subsequent taxable year, (2) provide notice of such status as a PFIC of the Parent and any such Subsidiary to each Person that (A) held any shares of Parent Class A Stock during the taxable year for which such status has been determined and (B) acquired any shares of Parent Class A Stock pursuant to the Arrangement, (3) in good faith provide each such Person with the information necessary in order for such Person to timely (including any applicable extensions) (A) make an election under Section 1295 of the Code for Parent and each such Subsidiary and (B) comply with the reporting requirements applicable under Section 1295 of the Code and (4) in good faith take any other action reasonably necessary to be taken by Parent and reasonably requested by such Person in order for any such election to be effective.

     (b) Following the Effective Time, in the event that any Person who (directly or indirectly) acquires any shares of Parent Class A Stock in the Arrangement files (or notifies Parent that it intends to file) a Again recognition agreement@ under Section 367 of the Code and the Treasury Regulations issued thereunder with respect to the Arrangement, the Parent shall cooperate in good faith in connection with the filing of such agreement and any subsequent filings required by such agreement.

     (c) In any case where specific performance is not possible, any damages incurred as a result of a breach of this Section 6.17 will be paid solely in shares of Parent Class A Stock at their then current fair market value unless it has been finally determined at the time when such damages are paid that for any reason the Arrangement does not qualify as a reorganization within the meaning of Section 368(a) of the Code. Any such shares will be subject to all the terms and conditions of the Voting Agreement.

     6.18. SYSTEM EXPANSION REQUIREMENTS. (a) Exhibit G to this Agreement sets forth a schedule of the Company's and its subsidiaries' near-term estimated backhaul capacity requirements for the period covered thereby, including the estimated date, cost, route and proposed provider of such backhaul (the "BACKHAUL REQUIREMENTS"). The Parties agree that the implementation of any of the following will not constitute a breach of any other provision of this
Agreement:

     (b) NORTH AMERICA. Parent and the Company agree to enter into an agreement as soon as practicable but not later than April 1, 2000. Such agreement will provide for the purchase of backhaul capacity from Parent or its Affiliates for all of the Company's Backhaul Requirements in North America set forth on Schedule G (i) on terms and conditions no less favorable to the Company than those provided to the Company under that certain arrangement identified as item 323 on Section 5.1(o) of the Company Disclosure Letter, (ii) with similar specifications to those currently in place under such arrangement, and (iii) at an aggregate price for the first twenty Gb/s of $24.6 million.

     (c) SOUTH AMERICA BACKHAUL. The Company will be permitted to commit to purchase backhaul from MetroRed or another comparable supplier on customary terms and conditions for the Backhaul Requirements outside of North America set forth on Schedule G or in the event that Parent or one of its Affiliates agrees to match such terms and conditions by April 1, 2000 then with Parent or such Affiliate.

     (d) FINANCING OF NORTH AMERICA AND SOUTH AMERICA BACKHAUL. The Company will finance the purchases described in subsections (b) and (c) above with available working capital. Parent agrees that at any time after the termination of this Agreement but prior to the two-month anniversary after the termination of this Agreement pursuant to Article VIII, the Company will have the right to sell to Parent or any third party designated by Parent, Senior Notes with aggregate gross proceeds of up to $85 million on approximately the same terms and conditions as set forth in that certain Senior Debt Facility Commitment Letter dated as of February 8, 2000 between the Company and Credit Suisse First Boston Corporation. The Senior Note covenants will be similar to those covenants in the Company's Senior Notes issued July, 1999 and will have a market clearing rate, but in no event will such rate be higher than 14.5%.

     (e) ARGENTINA EXTENSION. The Company and Parent will use reasonable best efforts to develop a business and financing plan for the extension of the wet system to Los Toninas and the Terrestrial extension into Buenos Aires. The Company will provide an initial plan with 20 days of the date hereof. In the event that the Company and Parent cannot mutually agree on a final business plan, including the related financing thereof, within 40 days of the delivery of the initial plan, then the Company may raise the financing necessary to build such extensions. The Company will offer the Parent the opportunity to match the terms of any financing offer.

                                  ARTICLE VII.

                                   Conditions

     7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ARRANGEMENT. The respective obligation of each party to effect the Arrangement is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) SHAREHOLDER APPROVAL. (i) The Arrangement shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable law and the constituent documents of the Company; and (ii) the Interim Order and the Final Order shall each have been obtained in form and on terms consistent with this Agreement and satisfactory to each of the Company and Parent, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise.

     (b) REGULATORY CONSENTS. Any waiting period applicable to the consummation of the Arrangement under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity, including, but not limited to the FCC (collectively, "GOVERNMENTAL CONSENTS") in connection with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated hereby by the Company and Parent shall have been made or obtained (as the case may be) and in the case of the FCC, shall have become final orders.

     (c) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Arrangement or the other transactions contemplated by this Agreement (collectively, an "ORDER"), and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

     (d) BLUE SKY APPROVALS. Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

     7.2. CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to effect the Arrangement are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations or warranties speak as of an earlier date) and the Company shall have received a certificate signed on behalf of the Company by an executive officer of Parent to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

     (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consents or approvals listed in Section 7.2(c) of the Company Disclosure Letter and Parent shall have obtained the consents or approvals listed in Section 7.2(c) of the Parent Disclosure Letter.

     (d) ARRANGEMENT CONSIDERATION. The Final Order shall not provide for any of the Arrangement Consideration to be paid in other than Shares.

     7.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Arrangement is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     (c) TAX OPINION. The Company shall have received an opinion of Debevoise & Plimpton, special counsel to the Company, in form and substance reasonably satisfactory to the Company, dated the Effective Time, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, (i) the Arrangement will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of the Company and Parent will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, substantially in the form of Exhibits E and F hereto.

     (d) INITIAL PUBLIC OFFERING; CAPITAL REORGANIZATION. The Form F-1 Registration Statement referred to in Section 5.2(e) shall have been declared effective by the SEC and the Initial Public Offering of Parent Class A Stock contemplated thereby shall have occurred. The Capital Reorganization shall have occurred.

     (e) LISTING. Parent shall have caused the Parent Class A Stock to be issued in the Arrangement to be (i) approved for listing on the NASDAQ, subject to official notice of issuance and (ii) conditionally approved for listing on The Toronto Stock Exchange, subject to filing required documentation.

     (f) REGISTRATION RIGHTS AGREEMENT. Parent shall have entered into a registration rights agreement in form and substance consistent with the terms set forth on EXHIBIT C to this Agreement, with each of the persons who have executed the Voting Agreement.

                                  ARTICLE VIII.

                                   Termination

     8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

     8.2. TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Arrangement shall not have been consummated by December 31, 2000, whether such date is before or after the date of approval by the shareholders of the Company (the "TERMINATION DATE"), (ii) the approval of the Company's shareholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (iii) the Bermuda Court shall fail to sanction the Scheme of Arrangement or (iv) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Arrangement shall become final and non-appealable (whether before or after the approval by the shareholders of the Company or Parent); PROVIDED, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Arrangement to be consummated.

     8.3. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of the Company there has been a material breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent.

     8.4. TERMINATION BY PARENT. (a) This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time, whether before or after the approval by the shareholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of Parent (i) if there has been a material breach by the Company of any covenant or agreement contained in this Agreement (other than the representations and warranties contained in Section 5.1) that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company or the Company to Parent.

     (b) This Agreement may be terminated and the Arrangement may be abandoned as of the Closing Date, by action of the Board of Directors of Parent if as of such date all of the conditions set forth in Article VII other than the condition set forth in Section 7.2(a) (and those conditions that by their nature are to be satisfied at the Closing) shall be satisfied.

     8.5. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Arrangement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

                                  ARTICLE IX.

                            Miscellaneous and General

     9.1. SURVIVAL. This Article IX, the agreements of the Company Parent contained in Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Arrangement or the termination of this Agreement; it being understood that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     9.2. MODIFICATION OR AMENDMENT. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Arrangement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the United States of America located in the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  if to Parent

                  Gregory B. Maffei,
                  Chief Executive Officer
                  800 Fifth Street
                  Suite 4100
                  Seattle, WA  98104
                  fax:  (206) 447-1447
                  (with a copy to Alison Ressler, Esq.,
                  Sullivan & Cromwell,
                  1888 Century Park East, Los Angeles, California 90067 fax: (310) 712-8800.)

                  if to the Company

                  Jorge L. Escalona,
                  President and Chief Executive Officer
                  3300 Highway #7 West, Suite 401
                  Concord, Ontario, Canada L4K 4M3
                  fax:  (905) 760-7470
                  (with copies to:
                  Lin Gentemann,
                  General Counsel
                  Swan Building
                  26 Victoria Street
                  Hamilton HM12
                  Bermuda
                  fax:  (441) 296-3970

                  Margaret A. Davenport, Esq.,
                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  fax:  (212) 909-6836.)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above; PROVIDED, HOWEVER, that all requests made pursuant to Section 6.1 shall be delivered to Parent in the manner provided above and by e-mail to the relevant person at the e-mail address specified below:

                  Tara Ferris:  tara.ferris@wwfiber.com
                  Scott Lyons:  scott.lyons@wwfiber.com
                  Paul Townsend:  paultownsend@wwfiber.com
                  Vanessa Wittman:  vanessaw@wwfiber.com

     9.7. ENTIRE AGREEMENT. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated February 29, 2000, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement.

     9.8. NO THIRD PARTY BENEFICIARIES. Except for the rights granted under
Section 6.13 and Sections 6.16 and 6.17, only with respect to the parties to the Voting Agreement (on behalf of themselves and their equity owners), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. OBLIGATIONS OF PARENT AND OF THE COMPANY. Whenever this Agreement requires a Subsidiary of Parent to take (or refrain from taking) any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take (or refrain from taking) such action. Whenever this Agreement requires a Subsidiary of the Company to take (or refrain from taking) any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take (or refrain from taking) such action.

     9.10. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11. INTERPRETATION. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.12. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                         GLOBENET COMMUNICATIONS GROUP LIMITED




                                         By: __________________________
                                             Name:
                                             Title:


                                         WORLDWIDE FIBER INC.




                                         By: __________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                        Form of Company Affiliates Letter



                                                        March __, 2000


Worldwide Fiber Inc.
800 Fifth Avenue
Suite 4100
Seattle, WA  98104

Ladies and Gentlemen:

                  The undersigned is a holder of Common Shares, par value $1.50 per share ("Company Common Stock"), of GlobeNet Communications Group Limited, a Bermuda company (the "Company") and/or shares of Class B Restricted Voting Shares, par value $1.50 per share, of the Company ("Class B Shares"). Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March __, 2000, by and between the Company and Worldwide Fiber Inc., a Canadian corporation ("WFI"), Company Common Stock will be exchanged for shares of WFI (the "Arrangement"). In connection with the Arrangement, the undersigned, as a holder of Company Common Stock will be entitled to receive Class A Voting Shares of WFI (the "Securities") in exchange for the shares of Company Common Stock held by the undersigned at the effective time of the Arrangement.

                  The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission") by virtue of the undersigned's position as an officer or director of the Company or ownership of Company Common Stock or Class B Shares, although nothing contained herein shall be construed as an admission of such status.

                  If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Arrangement may be restricted unless such sale, assignment or transfer is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

                  The undersigned hereby represents to and covenants with WFI that it will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Company Common Stock pursuant to the Arrangement except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act, if the undersigned is an affiliate of WFI and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to WFI, or as described in a "no-action" or interpretive letter from the Staff of the Commission reasonably satisfactory to WFI, is not required to be registered under the Act.

                  The undersigned understands that WFI is under no obligation to register the sale, assignment, transfer or other disposition of the Securities by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Arrangement.

                  In the event of a sale of Securities pursuant to Rule 145, the undersigned will supply WFI with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as WFI may otherwise reasonably request. The undersigned understands that WFI may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

                  The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Arrangement or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon the earlier of
(a) the expiration of the one year period immediately following the Effective Time and (b) the receipt of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to WFI, to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act or made in conformity with the provisions of Rule 145.

                  The undersigned further understands and agrees that this letter agreement shall apply to all shares of Company Common Stock, Class B Shares and Securities that the undersigned is deemed to beneficially own pursuant to applicable federal securities law.

                  The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.


                                       Sincerely,


                                       [NAME OF COMPANY AFFILIATE]

                                                                       EXHIBIT G


                                  NORTH AMERICA

-------------------------------------------------------------------------------

                                RFS Date           Cost       Proposed Provider
-------------------------------------------------------------------------------

Tuckerton, NJ                September 2000       $17.2m             WFI

@ 20 G b/s
-------------------------------------------------------------------------------
Boca Raton, FL               November 2000        $7.4m              WFI

@ 20 G b/s
-------------------------------------------------------------------------------



                                      OTHER

-------------------------------------------------------------------------------

                                RFS Date           Cost       Proposed Provider
-------------------------------------------------------------------------------

Rio de Janeiro, Brazil       February 2001         13*        MetroRed or WFI

@ 10 G b/s
-------------------------------------------------------------------------------
Sao Paolo, Brazil            February 2001         32*        MetroRed or WFI

@ 10 G b/s
-------------------------------------------------------------------------------



NOTE: Additional routes or capacity to be resolved on an as needed basis and subject to review of business case.



---------------------------
*    Asterisk denotes that the numbers represented are subject to confirmation.



                                      G-1